Exhibit 10.1

AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

December 19, 2022

Canaccord Genuity LLC

99 High Street, Suite 1200

Boston, Massachusetts 02110

Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Clene Inc., a Delaware corporation (the “Company”), together with Canaccord Genuity LLC (“Canaccord”) and Oppenheimer & Co. Inc. (“Oppenheimer”), are parties to that certain Equity Distribution Agreement dated April 14, 2022 (the “Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

In connection with the foregoing, the parties desire to amend the Agreement as set forth in this Amendment No. 1 thereto (this “Amendment”) to terminate the participation of Oppenheimer as an agent (the “Prior Agent”) in the offering of Common Shares under the Agreement as follows:

1.
The definitions of “Sales Agent” in the first paragraph of the Agreement is hereby amended to delete Oppenheimer, and all references to “Sales Agent” in the Agreement are intended to reference solely the single remaining Sales Agent unless and until the Agreement is further amended to add any additional Sales Agent(s).
2.
Section 13 of the Agreement is hereby amended to delete the name and address of the Prior Agent.
3.
Each of Schedule 1 to the Agreement and Exhibit A to the Agreement are hereby amended to delete all references to the Prior Agent.
4.
Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.
5.
As of the date of this Amendment, the parties agree that the Prior Agent shall no longer be considered to be a Sales Agent under the Agreement, and all of its rights and obligations under the Agreement are hereby terminated, except that except that the provisions of Section 7(i) (Expenses), Section 10 (Indemnification), Section 11 (Survival of Representations), Section 12(f) (Termination), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination as to the Prior Agent; provided, however, that the consent of the Prior Agent shall not be required for any amendment or modification to or waiver of any provision of the Agreement except for any amendment or modification to or waiver of any of the provisions of the Agreement that remain in full force and effect with regard to the Prior Agent that would adversely affect the rights of the Prior Agent.
6.
This Amendment together with the Agreement (including all exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company, Canaccord and Oppenheimer. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. All references in the Agreement to the “Agreement” shall mean the Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Agreement shall continue to refer to the date of the Agreement.
7.
The Company, Canaccord and Oppenheimer hereby irrevocably waive any right either may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

8.
This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
9.
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

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If the foregoing correctly sets forth the understanding between the parties, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding amendment to the Agreement.

Very truly yours,

CLENE INC.

By:	/s/ Robert Etherington
Name:	Robert Etherington
Title:	CEO

ACCEPTED
as of the date first-above written:

CANACCORD GENUITY LLC

By:	/s/ Eugene Rozelman
Name:	Eugent Rozelman
Title:	Managing Director

OPPENHEIMER & CO. INC.

By:	/s/ Stefan Loren
Name:	Stefan Loren
Title:	Managing Director